PURCHASE AND SALE AGREEMENT

This  PURCHASE  AND SALE  AGREEMENT  ("Agreement")  is entered as of August ___,
1997, by and between Admiral's Fleet Inc. ("Purchaser") a Washington corporation, Jreck Subs Group, Inc. ("JSUB"), a Colorado corporation, William C. Richey and Colleen Richey (together the "Sellers"), and RICHEY ENTERPRISES, INC. ("Target"), a Washington corporation.

1. Purchaser desires to purchase from Sellers and Sellers desire to sell to Purchaser all of the issued and outstanding stock of Target.

2. The PURCHASE PRICE shall be Three Hundred & Forty Thousand and no/100s ($340,000), to be paid as follows:

         a. The PURCHASE PRICE shall be deposited with escrow holder at the settlement and shall be in the form of validly issued, fully paid, and nonassessable voting common stock of JSUB to be valued at the lowest of the closing prices for the Ten (10) business days immediately prior to the day of Close of Escrow. The JSUB stock shall be subject to a restriction against transfer for Twelve (12) months following the date of the Close of Escrow, except for the transfer of stock to the Broker to pay the Broker's Commission in which case the Broker shall also be so limited as to the transfer of its JSUB stock.

         b. For purposes of this definition, the PURCHASE PRICE does not include assumed liabilities, agreements for consulting, employment or management, security deposits and any other service or expense for which additional money is promised or otherwise agreed upon. The PURCHASE PRICE does include inventory of saleable goods.

3. Additional conditions, covenants, warranties and representations are listed in the attached ADDENDUM, which by this reference is made an integral part of this Agreement.

4. For the purpose of completing this transaction, escrow shall be opened at the office of Jerry A. Creim, Attorney, Williams, Kastner & Gibbs, LLP, located in Seattle, Washington and closing shall take place on or before 5:00 PM on August ___, 1997, unless the parties hereto consent to the extension of this date to accommodate reasonable delays in the transfer of license(s) and assignment of leases.

5. The opening of escrow and closing costs shall be paid by Purchaser.

6. Any sales tax or use tax resulting from the transfers of Target stock shall be paid by the Purchaser at the Close of Escrow and all other taxes and similar expenses (such as lease deposits, license fees, etc.) shall be paid by Purchaser.

7. Sellers and Target warrant that at the time physical possession of Target's business is delivered to Purchaser, its equipment will be in working order, and the premises will pass all inspections necessary to conduct such business. Possession date shall be the date of the Close of Escrow. Seller will provide a list of creditors and liabilities assumed, including vendors, lien holder, etc. (attached hereto as Paragraph 6 of the Disclosure Schedule) to Purchasers prior to the Close of Escrow.

                                     1 of 3

8. Escrow holder is authorized to draw the necessary escrow instructions for consummation of this transaction. Sellers shall provide Purchaser a list of Target's assets (attached hereto as Exhibit A). Purchaser and Sellers agree to provide values to the assets of the business, including the furniture, fixture and equipment, within Fourteen (14) days of mutual acceptance or the current county assessed value of the equipment will be utilized.

9. This Agreement contains the entire understanding of the parties and there are no oral agreements, understandings or representations relied upon by the parties. Any modifications must be in writing and signed by all parties.

10. Sellers warrants that it has a good and clear title to the stock being sold except as mentioned in the attached ADDENDUM. Target warrants that it has a good and clear title to the business being sold except as mentioned in the attached ADDENDUM. Sellers warrant and represent that as of date of closing, there will be no liens, encumbrances or security interests against or upon the business to be sold to the Purchaser except as noted in the attached ADDENDUM and warrant the titles conveyed to the Purchaser will be free and clear. Seller shall indemnify and hold Purchaser harmless from liabilities from Seller's operation to the extent provided in the attached ADDENDUM.

11. Purchaser, Seller and Broker agree that in the event of any breach of this Agreement or in the event litigation is instituted to collect any sum due Broker to enforce or interpret any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover from the other(s) their reasonable attorney's fees and court costs, including appeals, as determined by the Court in such action or suit. This Agreement shall be governed by, and constructed in accordance with the laws of the State of Washington. The parties agree that proper venue for any court proceeding related to this Agreement and the subject matter hereof shall be in King County, State of Washington.

12. Purchaser will personally examine the Target's equipment, fixtures, stock on hand, leasehold improvements and other assets of the business and will rely solely on his/her personal evaluation and not upon any statements or representations made by Broker, Seller or their agents, in deciding to purchase or value the Target's stock.

13. AS TO PURCHASER: By signing this Agreement, Purchaser hereby acknowledges that Purchaser is relying solely on Purchaser's own inspection of the business and the representations of Seller, not of Broker, with regards to the prior operating history of the business, the value of the assets being purchased and all other material facts of Seller in making this offer. Purchaser acknowledges that Broker has not verified, and will not verify, the representations of Seller and should any such representations be untrue, Purchaser agrees to look solely to Sellers for relief.

14. AS TO SELLERS: Sellers acknowledges that Broker has made no representations concerning the credit-worthiness or ability of Purchaser to complete this transaction, and relies solely on Purchaser's representations and not Broker with respect thereto. Sellers acknowledge that Broker has not verified, and will not verify the representations of the Purchaser and should any such representations be untrue, Sellers agree to look solely to Purchaser for relief.

15. AGENCY DISCLOSURE: At the signing of this Agreement, RON BROMWELL of EXECUTIVE REAL ESTATE, INC. ("Broker"), represented the Seller.

                                     2 of 3

         a. Purchaser hereby agrees to buy on the terms set forth above and acknowledges that a Broker's commission of Ten percent (10%) of the Brokerage Amount shall be paid from the Seller's proceeds to Broker.

         b. Sellers hereby agree to sell on the terms set forth above and to pay a Broker's commission of Ten percent (10%) of the Brokerage Amount to Broker, such commission to be paid solely in JSUB stock. The Brokerage Amount shall be the sum of the Purchase Price, the balance on the liabilities listed in Paragraph 6(a) and 6(b) of the Disclosure Schedule as of the date of the Close of Escrow, and any payments to Sellers under the Consulting Agreement.

         c. Each party signing this document confirms that oral and written disclosure of "The law of real estate agency" was provided to such party prior to entering into this transaction.

16. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

ADMIRAL'S FLEET INC.                           RICHEY ENTERPRISES, INC.

By: ______________________________             By:_____________________________

Its:______________________________             Its:____________________________

JRECK SUBS GROUP, INC.                         RON BROMWELL
                                               of EXECUTIVE REAL ESTATE, INC.
By:_______________________________

Its:______________________________             ________________________________

WILLIAM C. RICHEY                              COLLEEN RICHEY


----------------------------------             --------------------------------


                                     3 of 3

                                    ADDENDUM


This ADDENDUM is attached to and is an integral part of the PURCHASE AND SALE AGREEMENT ("Agreement") dated August ___, 1997.

1.       Definitions

         "Addendum" means this Addendum to the Purchase and Sale Agreement.

         "Agreement" means the Purchase and Sale Agreement. All references to the Agreement shall include the
Addendum as an integral part of the Agreement.

         "Broker" has the meaning set forth in Section 15 of the Agreement.

         "Brokerage Amount" has the meaning set forth in Section 1 5(b) of the Agreement.

         "Close of Escrow" means the time at which the transactions contemplated by this Agreement is closed.

         "JSUB" has the meaning set forth in the introductory paragraph to the Agreement.

         "Purchaser" has the meaning set forth in the introductory paragraph to the Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sellers" shall have the meaning set forth in the introductory paragraph to the Agreement.

         "Target" has the meaning set forth in the introductory paragraph to the Agreement.

2.       Representation and Warranties

         a. Representations and Warranties of the Sellers. Each Seller represents and warrants to the Purchaser that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Close of Escrow, except as set forth in the Disclosure Schedule

                  (1) Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions.

                  (2) Target Shares. Each Seller holds of record and owns beneficially the number of Target shares set forth next to his or her name Section 2(c)(2) below, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws).

                                    1 of 11

                  (3) Securities. Sellers understand that the JSUB stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to section 4(2)
                           thereof, and that it must be held by Sellers indefinitely and Sellers must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Sellers are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations. Sellers are aware also that, while many of the restrictions of Rule 144 do not apply to the resale of shares by a person who owned those shares for at least two years prior to their resale and who is not an "affiliate" (within the meaning of Rule 144(a)) of the issuer and has not been an affiliate of the issuer for at least three months prior to the date of resale of the restricted securities, Purchaser and JSUB do not warrant or represent that Sellers are not an affiliate as of the date of this Agreement or that Sellers will not be an affiliate at any relevant times in the future.

         b. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Close of Escrow.

                  (1) Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (2) Authorization of Transaction. The Purchaser has full power and authority to execute and deliver this agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions. The Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this agreement.

                  (3) Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                                    2 of 11

         c.       Representations  and  Warranties  Concerning  the Target.  The
                  Sellers represent and warrant to the Purchaser that the statements contained in this Section 2(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Close of Escrow, except as set forth in the Disclosure Schedule.

                  (1) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target. Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (2) Capitalization. The entire authorized capital stock of the Target consists of Fifty Thousand (50,000) shares of common stock, with a par value of $1.00 per share, of which One Thousand (1,000) shares are issued and outstanding. All issued and outstanding Target shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as follows:
                           William C. Richey with 500 shares and Colleen Richey with 500 shares. These shares are not represented by stock certificates. There are no outstanding or authorized options, warrants, subscription rights, conversion rights or other commitments that could require the Target to issue or sell any of its capital stock.

                  (3) Tangible Assets. Exhibit A lists all of the tangible assets used by Target in the conduct of its business.

                  (4) Real Property. Paragraph 2 of the Disclosure Schedule lists all real property leased or subleased to the Target. The Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases listed in Paragraph 2 of the Disclosure Schedule.

                  (5)      Intellectual Property.  Paragraph 3 of the Disclosure
                           Schedule identifies each intellectual property registration which has been issued to the Target with respect to any of its intellectual property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to its intellectual property.

                  (6) Contracts. Paragraph 4 of the Disclosure Schedule lists all written contracts and to which Target is a parry the performance of which will involve consideration in excess of $1,000. The Sellers have delivered to the Purchaser a correct and complete copy of each such contract or other agreement.

                                    3 of 11

                  (7) Litigation. Paragraph 5 of the Disclosure Schedule sets forth any instance in which the Target is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or is a party to any action, suit or proceeding, or before any court, quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, or charge would not have a material adverse effect on the financial condition of the Target.

                  (8) Liabilities. Except as listed in Paragraph 6 of the Disclosure Schedule, Target has no material liability outstanding and to the knowledge of either Seller, Target has no material contingent liability outstanding. For purposes of this paragraph, "material" means any item of liability for an amount in excess of $1,000.

                  (9) Franchises. No authorization, consent, or approval of any franchisees or governmental agency will be required with respect to either of Target's franchise agreements to consummate the transactions contemplated by this agreement.

         d. Representations and Warranties of JSUB. JSUB represents and warrants to the Sellers that the statements contained in this
                  Section 2(d) are correct and complete as of the date of this Agreement and will be correct and complete as of the Close of Escrow.

                  (1) Organization. Qualification and Corporate Power. JSUB is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. JSUB is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of JSUB. JSUB has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (2) Capitalization. The entire authorized capital stock of JSUB consists of 50,000,000 shares of common stock, with no par value, and 5,000,000 shares of non-voting preferred stock, with no par value, of which 10,364,863 shares of common stock are issued and outstanding immediately prior to this Agreement. All of the issued and outstanding shares of JSUB stock have been duly authorized, are validly issued, fully paid, and nonassessable. JSUB has granted options to purchase 100,000 shares of common stock, other than which there are no outstanding or authorized options, warrants, subscription rights, conversion rights or other commitments that could require JSUB to issue or sell any of its capital stock.

                  (3) Preclosing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Close of Escrow.

                                    4 of 11

         a. General. Each of the parties will use his, her or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 5, below).

         b. Operation of Business. The Sellers will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

         c. Access and Confidentiality. The Sellers will permit, and will cause the Target to permit, representatives of the Purchaser to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. The Purchaser will treat and hold as such any confidential information it receives from the Sellers and the Target in connection with this Agreement, will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Sellers and the Target all tangible embodiments (and all copies) of the confidential information which are in its possession.

4. Postclosing Covenants. The parties agree as follows with respect to the period following the Close of Escrow.

         a. General. In case at any time after the Close of Escrow any further action is necessary to carry out the purposes of this agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 6, below).

         b. Change of Corporate Name. Within Two (2) months after the date of the Close of Escrow, Purchaser shall cause Target to change its corporate name to eliminate the word "Richey."

         c. Covenant Not to Compete. Neither Seller will engage, either directly or indirectly, in Target's type of business within a radius of Five (5) miles from any JSUB affiliate premises for a term of Five (5) years from the date of the Close of Escrow.

         d. Agreement to Pay Guaranteed Debts. For as long as either of the Sellers or the Broker is a co-signer or a guarantor on any liabilities of Target, Purchaser and JSUB agree to cause Target to pay on a timely basis all such liabilities.

         e. Operation of Business. For the period beginning on the date of the Close of Escrow and ending on such date that (i) the liabilities listed in Paragraph 6 of the Disclosure Schedule are repaid in full or (ii) Sellers' and Broker's direct and indirect obligations on all such liabilities are removed, Purchaser and JSUB shall notify the Sellers before entering into any transaction outside the ordinary course of business,

                                    5 of 11
                  including without limitation the sale of either the Pine Lake or North Bend stores.

         f. Subsequent Sale Proceeds. Purchaser and JSUB agree that in the event Target sells or transfers any of its assets outside the ordinary course of business, any proceeds from such sale or transfer will be used (i) first, to pay down, to the extent required by then-existing security interests in such assets, the liabilities listed in Paragraph 6(b) of the Disclosure Schedule, and (ii) second, to pay down the Washington Mutual line of credit listed in Paragraph 6(a) of the Disclosure
                  Schedule, as follows: if the assets relate to the Pine Lake store, then the proceeds shall be used to pay down the balance allocated to the Pine Lake store, and if the assets relate to the North Bend store, then the proceeds shall be used to pay down the balance allocated to the North Bend store.

         g. Stock Price Guarantee. JSUB agrees that to the extent the Sellers sell any or all of their JSUB stock on any of the first Thirty (30) business days in which the Sellers shall have the right to transfer their stock (i.e., the first 30 business days starting on or after the anniversary of the date of the Close of Escrow), and to the extent the Sellers sell such stock during such period at a price that is less than 80% of the price of the stock at the Close of Escrow, as defined below, JSUB shall pay to Sellers the difference between the sales price of the stock (before commission) and 80% of the stock price at the Close of Escrow, within Five (5) business days of the notice to JSUB of the sale of such stock. The price of the stock at the Close of Escrow shall be the lowest closing price of the JSUB stock during the Ten (10) business days immediately prior to the date of Close of Escrow

         h. Stock Sales. The Sellers agree to limit any sales of the JSUB stock acquired under this Agreement to (i) 5,000 shares of JSUB stock per business day (proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision consolidation of shares) or (ii) such amount as the market will reasonably bear.

         i. Tax Compliance. Each of the parties shall comply with rules under the Internal Revenue Code of 1986, as amended ("Code") consistent with the treatment of this transaction as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         j. Securities. JSUB shall exercise its best efforts to keep its public information current pursuant to Rule 144(c) under the Securities Act.

5.       Conditions to Obligation to Close.

         a. Conditions to Obligation of the Purchaser and JSUB. The obligation of the Purchaser and JSUB to consummate the transactions in connection with the Close of Escrow is subject to satisfaction of the following conditions.

                  (1) The representations and warranties of the Sellers and Target under this Agreement shall be true and correct in all material respects as of date of the Close of Escrow.

                                    6 of 11

                  (2) The Sellers and Target shall have performed and complied with all of their covenants hereunder in all material respects through the Close of Escrow.

                  (3)      The  Sellers   shall  have   executed  a   Consulting
                           Agreement substantially in the form attached as Exhibit B.

                  (4) All actions to be taken by the Sellers and Target in connection with consummation of the transactions contemplated hereby and all instruments and other documents required to effect the transactions will be reasonably satisfactory in form and substance to the Purchaser. The Purchaser may waive any condition specified in this Section 5(a) if it executes a writing so stating at or prior to the Close of Escrow.

         b. Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Close of Escrow is subject to satisfaction of the following conditions:

                  (1) The representations and warranties of Purchaser and JSUB under this Agreement shall be true and correct in all material respects at and as of the date of the Close of Escrow.

                  (2) The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Close of Escrow.

                  (3)      The Boards of Directors  of Purchaser  and JSUB shall
                           have    approved    the   Plan   of    Reorganization
                           substantially in the form attached as Exhibit C.

                  (4) Purchaser shall have executed a Consulting Agreement substantially in the form attached as Exhibit B.

                  (5) All actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all instruments and other documents required to effect the transactions will be reasonably satisfactory in form and substance to the requisite Sellers. The requisite Sellers may waive any condition specified in this Section 5(b) if they execute a writing so stating at or prior to the Close of Escrow.

6. Remedies for Breaches of this Agreement.

         a. Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Close of Escrow (unless the damaged party knew or had, reason to know of any misrepresentation or breach of warranty at the time of the Close of Escrow).

         b. Indemnification for Benefit of the Purchaser. In the event either Seller breaches any of his or her representations, warranties, and covenants contained herein, and provided that the Purchaser makes a written claim for indemnification against the Seller pursuant to Section 8(d) below, then such

                                    7 of 11

                  Seller agrees to indemnify the Purchaser from and against his or her allocable portion of any adverse consequences the Purchaser shall suffer through and after the date of the claim for indemnification (but excluding any adverse consequences the Purchaser shall suffer after the end of any applicable survival period) caused by the breach; provided, however, that the Sellers shall not have any obligation to indemnify the Purchaser from and against any adverse consequences caused by the breach until the Purchaser has suffered adverse consequences by reason of all such breaches in excess of a $2,000 aggregate deductible (after which point the Sellers will be obligated only to indemnify the Purchaser from and against such adverse consequences in excess of $2,000).

         c. Indemnification for Benefit of the Sellers. In the event the Purchaser or JSUB breaches any of its representations, warranties, and covenants contained herein, and provided that either of the Sellers makes a written claim for indemnification against the Purchaser or JSUB pursuant to
                  Section 8(d) below, then the Purchaser and JSUB agree to indemnify each Seller from and against the entirety of any adverse consequences the Seller shall suffer through and after the date of the claim for indemnification (excluding any adverse consequences the Seller shall suffer after the end of any applicable survival period) caused by the breach; provided, however, that the Purchaser and JSUB shall not have any obligation to indemnify the Sellers from and against any adverse consequences caused by the breach until the Sellers have suffered adverse consequences by reason of all such breaches in excess of a $2,000 aggregate deductible (after which point the Purchaser and JSUB will be obligated only to indemnify the Sellers from and against such adverse consequences in excess of $2,000).

         d. Other Indemnification Provisions. The indemnification provisions in this Section 6 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of representation, warranty, or covenant.

7.       Termination.

         a. Termination of Agreement. The parties may terminate this Agreement as provided below.

                  (1) The parties may terminate this Agreement by mutual written consent at any time prior to the Close of Escrow.

                  (2) The Purchaser or JSUB may terminate this Agreement by giving written notice to the Sellers at any time prior to the Close of Escrow in the event:

                           (a)      either  Seller  has  breached  any  material
                                    representation,    warranty,   or   covenant
                                    contained in this Agreement in any material respect, the Purchaser has notified the requisite Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; or

                                    8 of 11

                           (b) the Close of Escrow has not occurred on or before September 30, 1997, by reason of the failure of any condition precedent under
                                    Section  5(a)  hereof  (unless  the  failure
                                    results primarily from the Purchaser or JSUB
                                    itself    breaching   any    representation,
                                    warranty, or covenant contained in this Agreement).

                  (3) Either Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Close of Escrow in the event:

                           (a) the Purchaser or JSUB has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, a Seller has notified the Purchaser or JSUB of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; or

                           (b) the Close of Escrow has not occurred on or before September 30, 1997, by reason of the failure of any condition precedent under
                                    Section  3(b)  hereof  (unless  the  failure
                                    results  primarily  from a Seller himself or
                                    herself   breaching   any    representation,
                                    warranty, or covenant contained in this Agreement).

         b. Effect of Termination. If any party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the confidentiality provisions contained in Section 3(c) above shall survive termination.

8.       Miscellaneous.

         a. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Purchaser and the Sellers.

         b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         c. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         d. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to Sellers:                          Copy to:

      William C. and Colleen Richey           Yuko Aimi
      25724 NE 10th Street                    Graham & Dunn
      Redmond, WA 98053                       1420 Fifth Avenue, Suite 3300
                                              Seattle, WA 98101

      If to Purchaser:                        Copy to:

      Admiral's Fleet Inc.                    Jerry Creim
      One Lake Bellevue Drive, Suite 201      Williams, Kastner & Gibbs
      Bellevue, WA 98005                      601 Union St., Suite 4100
      Attn: Brick Brunton                     Seattle, WA 98111-3926

      If to JSUB:                             Copy to:

      Jreck Subs Group, Inc.                  Jerry Creim
      24685 NWS Route 37                      Williams, Kastner & Gibbs
      Watertown, NY 13601                     601 Union St., Suite 4100
      Attn: Christopher M. Swartz             Seattle, WA 98111-3926


                  Any party may send any notice, request, demand, claim, or other communication her eunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                                    10 of 11

         e. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         f. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         g. Expenses. Each of Purchaser, JSUB, the Sellers and Target will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         h. Incorporation of Exhibits, Annexes, and Schedules. The exhibits, annexes, and schedules identified in this Agreement are incorporated herein by reference and made an integral part hereof.

         In witness whereof, the parties hereto have executed this Agreement and Addendum as of the date first above written.


ADMIRAL'S FLEET INC.                       RICHEY ENTERPRISES, INC.


By: ______________________________         By:______________________________

Its:______________________________         Its:_____________________________

JRECK SUBS GROUP, INC.                     WILLIAM C. RICHEY


By:_______________________________

Its:______________________________         _________________________________

RON BROMWELL                               COLLEEN RICHEY
of EXECUTIVE REAL ESTATE, INC.



-----------------------------------        ---------------------------------


                                    11 of 11

                               DISCLOSURE SCHEDULE

1.       Tangible Assets -- Addendum ss. 2(c)(3).

                  See Exhibit A.

2. Real property -- Addendum ss. 2(c)(4).

                  See Leases, Paragraph 6(c).

3.       Intellectual Property -- Addendum ss. 2(c)(5).

                  Trade name:  Georgio's Subs (not federally registered).

4. Contracts -- Addendum ss. 2(c)(6).

                  Unit Franchise Agreement dated April 3, 1996 between Target and JRNL Investments, Inc.

                  Unit Franchise Agreement dated November 13, 1996 between Target and A. Miner Co.

                  License Agreement dated August, 1994.

                  License Agreement dated September, 1995.

                  Agreement with Northwest Neon for lease of neon sign.

                  See also, Liabilities, Paragraph 6.

5. Litigation -- Addendum ss. 2(c)(7).

                  None.

6. Liabilities -- Addendum ss. 2(c)(8).

         a.       Liabilities:                          Balance as of 7/30/97

                  Line of Credit                                5,949.86
                  Note Payable -- Wash Mutl LOC                11,679.89*
                  Note Payable -- NW Neon NB                    2,302.14

                  * The balance on the Washington Mutual line of credit is allocated between the Pine Lake and North Bend stores as follows: 75% to Pine Lake, and 25% to North Bend.


                                     1 of 2

                         Disclosure Schedule. Continued


         b.       Additional Liabilities                 Balance as of 7/30/97

                  Note Payable -- Issaquah                    52,124.87
                  Note Payable -- N. Bend                     71,000.00

         c.       Leases:

                  Issaquah Pine Lake Site
                  North Bend Site

                                     2 of 2

                               SCHEDULE OF ASSETS

                       GEORGIO'S SUBS at Pine Lake Village


1)    ALL PICTURES AND ARTWORK
2)    ALL SMALLWARES AND COOKING ITEMS
3)    11 COUNTER STOOLS
4)    FULL SIZE WELLS WARMING UNIT
5)    11 QUART SOUP WARMER
6)    60" SANDWICH PREP TABLE/REFRIGERATOR
7)    MICROWAVE
8)    AUTO MEAT SLICER
9)    3 COMPARTMENT SINK
10)   VEGETABLE PREP SINK - 1 COMPARTMENT
11)   HAND SINK
12)   MOP SINK 13) CASH REGISTER 14) 6X6 WALK-IN COOLER
15)   6X6 WALK-IN FREEZER
16)   OVEN
17)   PROOFER
18)   BREAD TRANSPORT RACK
19)   2 BREAD HOLDING RACKS
20)   WORKTABLE ON CASTERS
21)   DIGITAL WEIGHT SCALE
22)   ALL LIGHTING FIXTURES
23)   AL PLUMBING FIXTURES
24)   NEON "GEORGIO'S SUBS" SIGNS ON STOREFRONT
25)   STEREO
26)   ALL CABINETS, EATING COUNTERS INSTALLED IN STORE
27)   MENU BOARDS

                               SCHEDULE OF ASSETS

                          GEORGIO'S SUBS in North Bend


1)    2 EATING TABLES
2)    6 CHAIRS
3)    8 COUNTER STOOLS
4)    FULL SIZE WELLS WARMING UNIT
5)    11 QUART SOUP WARMER
6)    60" SANDWICH PREP TABLE/REFRIGERATOR
7)    MICROWAVE
8)    AUTO MEAT SLICER
9)    3 COMPARTMENT SINK
10)   VEGETABLE PREP SINK - 1 COMPARTMENT
11)   HAND SINK
12)   MOP SINK
13)   ICE MAKER
14)   6X6 WALK-IN COOLER
15)   6X6 WALK-IN FREEZER
16)   OVEN
17)   PROOFER
18)   BREAD TRANSPORT RACK
19)   2 BREAD HOLDING RACKS
20)   WORKTABLE ON CASTERS
21)   DIGITAL WEIGHT SCALE
22)   ALL LIGHTING FIXTURES
23)   AL PLUMBING FIXTURES (EXCEPT FOR BATHROOM)
24)   NEON "GEORGIO'S SUBS" SIGN ON STOREFRONT
25)   NEON "GEORGIO'S SUBS" SIGN IN STORE WINDOW
26)   ALL CABINETS, EATING COUNTERS INSTALLED IN STORE
27)   MENU BOARDS
28)   STEREO
29)   CASH REGISTER
30)   ALL SMALL KITCHEN WARES AND COOKING ITEMS
31)   ALL PICTURES AND ARTWORK

                                  EXHIBIT C

                             PLAN OF REORGANIZATION

         This PLAN OF REORGANIZATION ("Plan") describes the transaction to be undertaken by Jreck Subs Group, Inc., a Colorado corporation ("Parent"), Admiral's Fleet Inc., a Washington corporation ("Acquiror"), Richey Enterprises, Inc., a Washington corporation ("Target"), William Richey and Colleen Richey, husband and wife ("Sellers"), (all collectively, the "Parties"), pursuant to the Purchase and Sale Agreement to be executed by and between the Parties.

         1. For Federal income tax purposes, the Parties intend that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the "Code").

         2. Sellers are the holders of 100% of the issued and outstanding shares of Target. Parent is a publicly traded corporation. Acquiror is a wholly owned subsidiary of Parent.

         3. At closing, Sellers will transfer all of their shares in Target stock to Acquiror solely in exchange for shares of voting common stock in Parent with approximately the same fair market value as the Target stock surrendered

         4 After the transaction, Parent and Acquiror intend that Target will continue its historic business or use a significant portion of its historic business assets in a business. Target's name will be changed to eliminate the word "Richey," the specific name to be chosen at the discretion of Parent and Acquiror.

         5. To assist in the transition of Target's business, Sellers will enter into a consulting agreement with Parent and Acquiror to provide temporary management and bookkeeping services to Target.

         6. The Parties will pay each their respective expenses, if any, incurred in connection with the transaction

         7. Each Party will comply with the rules under the Code consistent with the treatment of the transaction as a tax-free triangular "B" reorganization, within the meaning of Section 368(a)(1)(B) of the Code.